Exhibit 99.1

CENTRAL PACIFIC FINANCIAL CORP.
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
FOR BLENN A. FUJIMOTO

EFFECTIVE JULY 1, 2005

THIS AGREEMENT is made this            day of                     , 2006, by and between Central Pacific Financial Corp., a Hawaii corporation, (the “Company”) and Blenn A. Fujimoto, Vice Chairman – Hawaii Market of the Company, (the ”Executive”).  This Agreement is effective July 1, 2005.

RECITALS

The Executive is a member of a select group of management employees who contribute materially to the continued growth, development, and future business success of the Company.  In order to retain and promote the loyalty, diligence, and performance of the Executive and to support the economic security of the Executive during retirement, the Company desires to provide the Executive with a supplemental executive retirement benefit.

This Agreement is intended to be an unfunded, nonqualified deferred compensation arrangement for purposes of the Internal Revenue Code of 1986, as amended, (the ”Code”) and the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”).  All benefits payable under this Agreement shall be paid out of the general assets of the Company.

AGREEMENT

In consideration of the foregoing and the mutual promises contained herein, the Company and the Executive agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1                                 “Actuarial Equivalent” means a benefit of equivalent value, calculated using the 2001Valuation Basic Table and a 7% interest rate.

1.2                                 “Beneficiary” means the person to whom death benefits are paid under Article III.

1.3                                 “Cause” means: (a) the Executive’s willful failure to perform substantially all of the Executive’s responsibilities under his employment agreement with the Company, after demand for substantial performance has been given by the Board of Directors that specifically identifies how the Executive has not substantially performed the Executive’s responsibilities; (b) the Executive’s conviction of any felony or of a misdemeanor involving fraud, dishonesty, or moral turpitude; (c) the Executive’s willful or intentional material breach of the Executive’s employment agreement that results in financial or reputational detriment to the Company or its affiliates that is not de minimis; (d) the Executive’s willful or intentional material misconduct in the performance of the Executive’s duties under the Executive’s employment agreement that results in financial or reputational detriment to the Company or its affiliates that is not de minimis; (e) the Executive’s material breach of the Company’s Code of Business Conduct and

Ethics if the breach is of a nature for which other similarly situated executives of the Company would be terminated; or (f) the Executive’s willful attempt to obstruct or willful failure to cooperate with any investigation authorized by the Board of Directors or any governmental or self-regulatory entity.  For this definition, (i) no act or omission will be considered “willful” unless it is made in bad faith or without a reasonable belief that the act or omission is in the best interests of the Company and its affiliates; and (ii) any act or omission based on authority given pursuant to a resolution duly adopted by the Board of Directors or on the advice of counsel for the Company will be deemed made in good faith and in the best interests of the Company.

1.4                                 “Change-in-Control” is defined by reference to Section 2.7 of the Central Pacific Financial Corp. 2004 Stock Compensation Plan.

1.5                                 “Code” means the Internal Revenue Code of 1986, as amended.

1.6                                 “Disability” means the Executive: (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.  In addition to the foregoing, the Executive shall be deemed “Disabled” as of the date the Social Security Administration determines the Executive to be totally disabled.

1.7                                 “Early Termination Date” means the date the Executive incurs a Separation from Service prior to the Executive’s Normal Retirement Date for reasons other than death, Disability, Termination for Cause, or Termination for Good Reason following a Change-in-Control.

1.8                                 “Final Average Compensation” means the average of the annual base salary plus annual bonuses paid to the Executive during the three complete calendar years of employment immediately preceding the Executive’s Separation from Service.  The term “annual base salary” means the total annual base salary payable to the Executive at the rate in effect on the first day of the calendar year.  “Annual base salary” and any annual bonuses shall be determined without regard to any elective reduction in salary or bonus pursuant to: (i) a cash or deferred arrangement under Section 401(k) of the Code, (ii) a cafeteria plan under Section 125 of the Code, or (iii) a nonqualified deferred compensation plan.

1.9                                 “Involuntary Termination of Employment” means that the Executive ceases to be employed by the Company at the direction of the Company and without the written consent of the Executive.

1.10                           “Normal Retirement Date” means the date the Executive attains age 65.

1.11                           “Separation from Service” is defined by reference to Proposed Treasury Regulation Section 409A-1(h) and future guidance from the Internal Revenue Service under Section 409A of the Code and generally means termination of employment from the Company and its subsidiaries and other affiliates.

1.12                           “Termination for Good Reason” means the Executive ceases to be employed by the Company due to the occurrence of any of the following without the Executive’s express written consent after a Change in Control: (a) the assignment to the Executive of any duty inconsistent with his positions, duties, responsibilities, and status with the Company immediately prior to the Change in Control, or a change in the Executive’s reporting responsibilities, titles, or offices, or any removal of the Executive from or any failure to re-elect the Executive to any positions previously held, except in connection with the Executive’s Termination for Cause, Disability, death, or retirement on or after his Normal Retirement Date; (b) a reduction by the Company in the Executive’s annual base salary in effect as of January 1 immediately preceding the Change in Control; (c) any action or inaction by the Company that adversely affects the Executive’s participation in or materially reduces the Executive’s benefits under any of the Company’s employee benefit plans, including the Company’s equity compensation plans, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is then entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect immediately before the Change in Control; (d) the Company requiring the Executive to be based anywhere other than in the community where the Executive is currently based at the time of a Change in Control, except for required travel on Company business to an extent substantially consistent with the Executive’s business travel obligations prior to the Change in Control or, in the event the Executive consents to a proposed relocation, the failure by the Company to pay (or reimburse the Executive) for all reasonable moving expenses incurred by the Executive relating to a change of the Executive’s principal residence in connection with such relocation and to indemnify the Executive against any loss of the fair market value of such residence (as determined by a real estate appraiser designated by the Executive and reasonably satisfactory to the Company) realized on the sale of the Executive’s principal residence in connection with any such change of residence.

1.13                           “Year of Service” means each consecutive complete 12-month period of service during which the Executive is employed on a full-time basis by the Company for at least 1,000 hours of service, inclusive of approved leaves of absence.  For benefit accrual purposes, Years of Service shall be calculated from the Executive’s date of hire with the Company.  For vesting purposes, Years of Service shall be calculated from the effective date of this Agreement, July 1, 2005.

ARTICLE II

LIFETIME BENEFITS

2.1                                 Normal Retirement Benefit.  Following the Executive’s Separation from Service on or after his Normal Retirement Date for reasons other than death, the Company shall pay to the Executive the “Normal Retirement Benefit” described in this Section 2.1 in lieu of any other benefit under this Agreement.

2.1.1                        Amount of Benefit.  The Normal Retirement Benefit is the following annual amount payable monthly for the life of the Executive and determined as though it commenced on the first day of the month following the Executive’s Separation from Service: 65% of the Executive’s Final Average Compensation multiplied by a fraction the numerator of which is the number of the Executive’s Years of Service and the denominator of which is 20, reduced by the offsets described in Section 2.1.1(a).  If the Executive’s Years of Service exceed 20, the fraction under the preceding sentence will exceed 1; however, in no event may the percentage of the Executive’s Final Average Compensation exceed 75%.  The Normal Retirement Benefit is subject to the vesting schedule described in Article 4.

(a)                                  Offsets.  The Normal Retirement Benefit shall be offset or reduced by the following benefits received or receivable by the Executive:

(i)                                     The value of the Executive’s then-existing aggregate vested account balance in, or any prior payment from, the Central Pacific Bank 401(k) Retirement Savings Plan and any other defined contribution retirement plan maintained or formerly maintained by the Company (exclusive of any account balance or payment derived solely from employee contributions or the Executive’s elective deferral contributions under Code Section 401(k));

(ii)                                  The value of the Executive’s vested accrued benefit from the Central Pacific Bank Defined Benefit Retirement Plan; and

(iii)                               50% of the monthly social security benefit to which the Executive is entitled under the Social Security Act.  For purposes of determining the Executive’s projected social security benefit, the Company shall estimate the social security benefit from the Executive’s annual base pay assuming a 4.5% annual salary increase.  For purposes of determining a Disability Benefit under Section 2.3, the social security benefit offset shall be equal to the Executive’s actual disability benefit payment under the Social Security Act due to the Executive’s Disability or, if the Executive is not entitled to an actual disability benefit payment under the Social Security Act, the social security benefit offset shall be determined as otherwise provided hereunder.

(b)                                 Offset Assumptions.  The offset described in Section 2.1.1(a)(i) shall be determined as of the Executive’s Normal Retirement Date, or, if the Executive separates from service prior to the Executive’s Normal Retirement Date, shall be projected to the Executive’s Normal Retirement Date using the assumptions set forth in Exhibit C.  Any “prior payment” shall be equal to the amount of such payment without adjustment for interest from the date of payment.  The value of the benefits payable or paid from the Central Pacific Bank 401(k) Retirement Savings Plan and the Central Pacific Bank Defined Benefit Retirement Plan shall be computed in the form of a single life annuity over the life expectancy of the Executive commencing the first day of the month after the Executive’s Normal Retirement Date.

2.1.2                        Timing of Benefit.  The Normal Retirement Benefit shall commence on the first day of the month after the date that is six months following the Executive’s Separation from Service after attaining age 65.  Since the benefit is calculated under Section 2.1.1 as though it commenced on the first day of the month after the Executive’s Separation from Service, the first payment shall include the six months of payments that would have been paid if the benefit commenced on the first day of the month following the Executive’s Separation from Service, without adjustment for interest.

2.2                                 Early Termination Benefit.  Following the Executive’s Separation from Service on an Early Termination Date, the Company shall pay to the Executive the “Early Termination Benefit” described in this Section 2.2 in lieu of any other benefit under this Agreement.

2.2.1                        Amount of Benefit.  The Early Termination Benefit shall be equal to the Executive’s Normal Retirement Benefit determined as of the date of the Executive’s Separation from Service, without any projection of increases in Final Average Compensation or service credit to the Executive’s Normal Retirement Date.  The Early Termination Benefit is subject to the vesting schedule described in Article 4.

2.2.2                        Timing of Benefit.  The Early Termination Benefit shall commence on the first day of the month following the later of (a) the date that is six months after the Executive’s Separation from Service or (b) the Executive’s Normal Retirement Date.

2.3                                 Disability Benefit.  Following the Executive’s termination of employment due to Disability prior to the Executive’s Normal Retirement Date, the Company shall pay to the Executive the “Disability Benefit” described in this Section 2.3 in lieu of any other benefit under this Agreement.

2.3.1                        Amount of Benefit.  The Disability Benefit under this Section 2.3 shall be equal to the Executive’s Normal Retirement Benefit projected to the Executive’s Normal Retirement Date and payable commencing as of the first day of the month following the Executive’s Normal Retirement Date.  In determining the Executive’s projected Normal Retirement Benefit for this purpose, the Executive shall be credited with the Years of Service that the Executive would otherwise have earned if he continued employment through his Normal Retirement Date.  For this purpose, the Executive’s Final Average Compensation shall be determined as of the date of the Executive’s Separation from Service without any projected increases to his Normal Retirement Date.

2.3.2                        Timing of Benefit.  The Disability Benefit shall commence on the first day of the month after the Executive’s Normal Retirement Date.

2.4                                 Change-in-Control Benefit.  Upon the Executive’s Involuntary Termination of Employment or Termination for Good Reason prior to his Normal Retirement Date and within 36 months following the occurrence of a Change in Control, the Company shall pay to the Executive the “Change-in-Control Benefit” described in this Section 2.4 in lieu of any other benefit under this Agreement.

2.4.1                        Amount of Benefit.  The Change-in-Control Benefit shall be equal to the Executive’s Normal Retirement Benefit projected to the Executive’s Normal Retirement Date and payable commencing as of the first day of the month following the Executive’s Normal Retirement Date.  In determining the Executive’s projected Normal Retirement Benefit, the Executive shall be credited with the Years of Service that the Executive would otherwise have earned if he continued employment through his Normal Retirement Date.  The Executive’s Final Average Compensation shall also be projected to the

Executive’s Normal Retirement Date, assuming a 4.5% annual increase.  However, the Executive’s projected Normal Retirement Benefit shall be determined by applying the offset in Section 2.1.1(a)(i) as of the Executive’s termination of employment (without any earnings projected to Normal Retirement Date).

2.4.2                        Timing of Benefit.  The Change-in-Control Benefit shall commence on the first day of the month after the Executive’s Normal Retirement Date, or six months after the Executive’s Separation from Service, if later.  Alternatively, at the time the Executive enters into this Agreement, the Executive may elect that the Change-in-Control Benefit be paid (or commence to be paid) on the first day of the month after the date that is six months following the Executive’s Involuntary Termination of Employment or Termination for Good Reason within 36 months after the Change in Control.  Any benefits commencing prior to the Executive’s Normal Retirement Date shall be the Actuarial Equivalent of benefits commencing on the first day of the month after the Executive’s Normal Retirement Date.

2.4.3                        Excess Parachute Payment.  If any benefit payable under this Agreement (determined without regard to any payment under this Section 2.4.3) (the “Benefit”) would be subject to the excise tax under Section 4999 of the Code or, if the Executive incurs any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, collectively referred to as the “Excise Tax”), then the provisions of the Additional Payments Annex to the Executive’s employment agreement shall be applied to determine the amount and timing of a “Gross-Up Payment” that the Company shall pay to the Executive.  The Gross-Up Payment shall be in such amount that, after payment by the Executive of all taxes (including, without limitation, any income taxes and any interest and penalties imposed with respect thereto and any excise tax) imposed upon the Gross-Up Payment, the Executive will retain an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Benefit.  Sections 1 and 2(a) and (b) of the Additional Payments Annex shall apply to the Gross-Up Payment under this Agreement.

2.5                                 Form of Lifetime Benefits.  The Company shall pay the lifetime benefits under this Article II, other than the Disability Benefit, to the Executive in the form elected by the Executive in accordance with the attached Exhibit A.  The Executive’s election as to the form of benefit must be made at the time the Executive enters into this Agreement.  Except as provided in Treasury Regulations or other IRS guidance and as permitted by the Company, the Executive may not change the election, and no acceleration of the time or schedule of any payment under this Agreement shall be permitted.  The Disability Benefit will be paid in substantially equal monthly installments over an 18-year term commencing as of the first day of the month following the Executive’s Normal Retirement Date.

ARTICLE III

DEATH BENEFITS

3.1                                 Death during Active Service.  If the Executive dies while in the active service of the Company, the Company shall pay to the Executive’s Beneficiary the “Preretirement Death Benefit” described in this Section 3.1 in lieu of any other benefit under this Agreement.

The Company shall not pay any Preretirement Death Benefit under this Section 3.1 if the Executive has received any lifetime benefit payment provided under Article 2.

3.1.1                        Amount of Benefit.  The Preretirement Death Benefit shall be equal to the Executive’s Normal Retirement Benefit determined as of the date of death.  If the Executive dies while in active service prior to the Executive’s Normal Retirement Date, the Preretirement Death Benefit shall be projected to the Executive’s Normal Retirement Date.  To project the Preretirement Death Benefit, the Executive shall be credited with the Years of Service that the Executive would otherwise have earned if he continued employment through his Normal Retirement Date, and the Executive’s Final Average Compensation shall be projected to his Normal Retirement Date assuming a 4.5% annual increase.

3.1.2                        Payment of Benefit.  Upon the Executive’s Death, the Company shall pay the Preretirement Death Benefit to the Executive’s Beneficiary in the form of a 20-year certain benefit that is the Actuarial Equivalent of a single life annuity that would have been payable to the Executive commencing on the first day of the month after the Executive’s Normal Retirement Date.  The Preretirement Death benefit shall be paid in substantially equal monthly installments over a 20-year term commencing as of the first day of the month following the date of the Executive’s death.

3.2                                 Death during Lifetime Benefits.  Any death benefit paid after the Executive has started to receive lifetime benefits under Article II will depend on the form of lifetime benefit payable.  If the Executive was receiving a Disability Benefit, the remaining monthly payments shall continue to the Executive’s Beneficiary.  If the Executive was receiving a Normal Retirement Benefit, Early Termination Benefit, or Change-in-Control Benefit, any death benefit would depend on the form of lifetime benefit chosen.  If the Executive chose a single life annuity with no survivor benefit, no death benefit would be payable.  If the Executive chose a term certain annuity, the annuity payments for the balance of the term certain would be paid as a death benefit.  If the Executive chose a joint and survivor annuity, the survivor annuity would be payable.  If the Executive chose a lump-sum benefit and received the lump-sum prior to the Executive’s death, no death benefit would be payable.

3.3                                 Death after Termination of Employment but before Payment of a Lifetime Benefit Commences.  If the Executive is entitled to a lifetime benefit under Article II, but dies prior to the commencement of such benefit, the Company shall pay to the Executive’s Beneficiary the Executive’s vested Normal Retirement Benefit determined as of the date of the Executive’s death without projection for increases in Final Average Compensation or service credit to the Executive’s Normal Retirement Date.  The death benefit paid under this Section 3.3 shall be paid in substantially equal monthly installments over a 20-year term commencing as of the first day of the month following the date of the Executive’s death, and shall be Actuarially Equivalent to a benefit payable commencing on the first day of the month after the Executive’s Normal Retirement Date.

3.4                                 Beneficiary.  The Executive shall designate a Beneficiary by filing a written designation with the Company in a manner similar to the attached Exhibit B.  The Executive may revoke or modify the designation at any time by filing a new designation.  However, a designation shall be effective only if signed by the Executive and received by the Company during the Executive’s lifetime.  The Executive’s Beneficiary designation shall be revoked automatically if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved.  If, upon the death of the Executive, there is no valid beneficiary designation on file with the Company, the Executive’s Beneficiary shall be the Executive’s surviving spouse or, if none, the Executive’s estate.

ARTICLE IV

VESTING

4.1                                 Vesting.  Upon the Executive’s Disability or death during active service or upon a Change in Control, the Executive shall be fully and immediately vested in the applicable Disability Benefit, Preretirement Death Benefit, or Change in Control Benefit.  The Executive’s Normal Retirement Benefit and Early Termination Benefit shall be vested in accordance with the following schedule:

Years of Service	Vesting Percentage
Less than 4 years	0%
4 years	10%
5 years	20%
6 years	30%
7 years	45%
8 years	60%
9 years	80%
10 years or more	100%

Any unvested portion of a benefit shall be forfeited and shall not be paid to the Executive.

4.2                                 Termination for Cause.  Notwithstanding Section 4.1 or any other provision of this Agreement to the contrary, the Company shall not pay, and the Executive shall not be entitled to, any benefit under this Agreement if the Company terminates the Executive’s employment for Cause.

4.3                                 Competition After Separation from Service.  The Company shall not pay, and the Executive shall not be entitled to, any benefit under this Agreement if, within three years after Separation from Service and without the prior written consent of the Company, the Executive becomes a 5% or more shareholder in or becomes associated with, in the capacity of employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, Bank of Hawaii, First Hawaiian Bank, American Savings Bank, Finance Factors, Hawaii National Bank, or any business enterprise that holds a 25% or greater equity, voting, or profit participation interest in any of the preceding.  The Executive understands and agrees that the Executive shall be obligated to repay any amount received under this Agreement if the Executive violates the noncompete provision in this Section 4.3  This section shall not apply following a Change in Control.

ARTICLE V

ADMINISTRATION

5.1                                 Authority of Board.  The Board of Directors of the Company shall have plenary authority, in its discretion, to control and manage the operation and administration of the Agreement.  Specifically, the Board of Directors shall have the discretionary authority to: (a) construe and interpret the Agreement and its terms and resolve any ambiguities herein; (b) compute the amount and determine the recipient of any payment hereunder; (c) prescribe, amend, and rescind rules and regulations; and (d) make all other determinations and do all other things that it determines are necessary or appropriate for the administration of the Agreement.  All decisions, determinations, and interpretations made by the Board of Directors shall be binding and conclusive on the Executive, the Executive’s Beneficiary, and all other interested parties.  The Board of Directors may require, as a condition precedent to receiving benefits under the Agreement, such information as it may reasonably require for the proper administration of the Agreement.

The Board of Directors may delegate its authority to a Committee of the Board of Directors.

5.2                                 Incapacity.  If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative, or person having the care or custody of such minor, incompetent person, or incapable person.  The Company may require proof of incompetence, minority, or guardianship as it may deem appropriate prior to distribution of the benefit.  Such distribution shall completely discharge the Company from all liability with respect to such benefit.

5.3                                 Employment Agreement.  The benefits provided under this Agreement are separate from and in addition to any compensation or benefits provided under the Executive’s employment agreement.

ARTICLE VI

FUNDING

6.1                                 Unfunded Plan.  All amounts payable in accordance with the Agreement shall be paid in cash from the general funds of the Company.  The Executive shall have no right, title, or interest whatsoever in or to any investment that the Company may make to aid it in meeting its obligations hereunder, including any life insurance contract on the life of the Executive.  Nothing contained in the Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a fiduciary relationship between the Company and the Executive or any other person.  To the extent any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor.

6.2                                 Rabbi Trust Allowed.  The Company may establish a “rabbi trust” to assist the Company in satisfying its obligations under the Agreement.  If a rabbi trust is established, the arrangement shall be consistent with Section 6.1, and the arrangement shall be subject to the following conditions: (a) the establishment and maintenance of the trust shall not cause the Agreement to be other than an “unfunded” plan for purposes of the Code and Title I of ERISA;

(b) the Company shall be treated as the “grantor” of the trust for purposes of Section 677 of the Code; (c) the trust shall provide that its assets will be used to satisfy claims of the Company’s general creditors in the event of the Company’s insolvency; and (d) neither the rabbi trust nor the assets of the rabbi trust shall be located or transferred outside of the United States.

ARTICLE VII

AMENDMENT AND TERMINATION

7.1                                 Amendment or Termination.  This Agreement may be amended or terminated only by written agreement between the Company and the Executive.

7.2                                 Reorganization of the Company.  The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement.  Upon the occurrence of such event, the term “Company” as used in this Agreement shall be deemed to refer to the successor or survivor company.

ARTICLE VIII

CLAIMS AND REVIEW PROCEDURES

8.1                                 Claims Procedure.  An Executive or Beneficiary (the “Claimant”) who has not received benefits under the Agreement that he or she believes should be paid may make a claim for such benefits as follows:

8.1.1                        Initiation – Written Claim.  The Claimant may initiate a claim by submitting to the Company a written claim for benefits.

8.1.2                        Timing of Company Response.  The Company shall respond to such Claimant within 90 days after receiving the claim.  If the Company determines that special circumstances require additional time for processing the claim, the Company may extend the response period by an additional 90 days by notifying the Claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension shall set forth the special circumstances and the date by which the Company expects to render its decision.

8.1.3                        Notice of Decision.  If the Company denies part or all of the claim, the Company shall notify the Claimant in writing of such denial.  The Company shall write the notification in a manner calculated to be understood by the Claimant.  The notification shall set forth: (a) the specific reasons for the denial; (b) a reference to the specific provisions of the Agreement on which the denial is based; (c) description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed; (d) an explanation of the review procedures in Section 8.2 and the time limits applicable to such procedures; (e) and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

8.2                                 Review Procedure.  If the Company denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review of the denial by the Company as follows:

8.2.1                        Initiation – Written Request.  In order to initiate the review, the Claimant, within 180 days after receiving the Company’s notice of denial, may file with the Company a written request for review.

8.2.2                        Additional Submissions – Information Access.  The Claimant shall then have the opportunity to submit written comments, documents, records, and other information relating to the claim.  The Company shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits.

8.2.3                        Considerations on Review.  In considering the claim on review, the Company shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  No deference shall be given to the initial adverse benefit determination.

8.2.4                        Timing of Company Response.  The Company shall respond in writing to such claimant within 60 days after receiving the request for review.  If the Company determines that special circumstances require additional time for processing the claim, the Company may extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required.  The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

8.2.5                        Notice of Decision.  The Company shall notify the Claimant in writing of its decision on review.  The Company shall write the notification in a manner calculated to be understood by the Claimant.  The notification shall set forth: (a) the specific reasons for the denial; (b) a reference to the specific provisions of the Agreement on which the denial is based; (c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and (d) a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) after exhausting all administrative claims and review procedures in this Article VIII.

8.3                                 Special Rules for Disability Claims.  If a claim is made on account of Disability, the time periods for responding to the claim shall be shortened as follows: (a) the 90-day response time with the possibility of a 90-day extension in Section 8.1.2 shall be shortened to a 45-day response time with the possibility of a 30-day extension, and (b) the 60-day response time with the possibility of a 60-day extension in Section 8.2.4 shall be shortened to a 45-day response time with the possibility of a 45-day extension.  Also, in a review under Section 8.2, the Company shall identify any medical or vocational expert whose advice was obtained by the Plan in connection with the initial benefit determination, without regard to whether the advice was relied upon.  If the review is from an adverse benefit determination that was based in whole or in part on a medical judgment, the Company shall consult with a health care professional that has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither the individual who was consulted in connection with the adverse benefit determination that is under review nor the subordinate of such individual.  Any review of the denial of a claim made on account of Disability shall be conducted by a person or persons who neither had any part in the initial benefit determination nor are subordinates of the persons who did.

ARTICLE IX

LEGAL STATUS

9.1                                 Status under the Code.  This Agreement is intended to constitute a nonqualified deferred compensation arrangement that is not subject to the qualification requirements in Section 401(a) of the Code.  Prior to the actual payment of benefits hereunder, there shall be no transfer of any assets to the Executive or for the benefit of the Executive under this Agreement, and the Agreement is intended to confer no current benefit that would be immediately taxable to the Executive under constructive receipt or other tax principles.  The Plan has been designed to meet the requirements of Section 409A of the Code and shall be interpreted consistent with any guidance issued by the IRS or U.S. Department of Treasury under Section 409A.

9.2                                 Status under ERISA.  This Agreement is intended to constitute a “top hat” arrangement within the meaning of Section 201(2) of ERISA and is not subject to the coverage, funding, or fiduciary requirements of ERISA.

ARTICLE X

MISCELLANEOUS

10.1                           Binding Effect.  This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators, and transferees.

10.2                           No Guarantee of Employment.  This Agreement is not an employment agreement or contract.  It neither gives the Executive the right to remain an employee of the Company nor interferes with the Company’s right to discharge the Executive.  It also does not require the Executive to remain an employee or interfere with the Executive’s right to terminate employment at any time.

10.3                           Nontransferability.  Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner.

10.4                           Tax Withholding.  The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

10.5                           Applicable Law.  The Agreement and all rights hereunder shall be governed by the laws of the State of Hawaii, except to the extent preempted by ERISA or other laws of the United States.

10.6                           Entire Agreement.  This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof.  No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

10.7                           Construction.  The headings of the Articles in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.

IN WITNESS WHEREOF, the Company and the Executive have signed this Agreement on the date first written above.

COMPANY:	EXECUTIVE:

CENTRAL PACIFIC FINANCIAL CORP.

By
Its	BLENN A. FUJIMOTO

EXHIBIT A
CENTRAL PACIFIC FINANCIAL CORP.
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
FOR BLENN A. FUJIMOTO

FORM OF BENEFIT ELECTION

As the Executive under the above-named agreement (“Agreement”), I understand that I am required to elect the form of distribution for my Normal Retirement Benefit, Early Termination Benefit, and Change-in-Control Benefit, respectively, as of the date of the Agreement.  I understand that this election is irrevocable and that I am not entitled to change the form of distribution hereby elected, except as permitted under Section 409A of the Internal Revenue Code of 1986, as amended, and by the Board of Directors of Central Pacific Financial Corp.  I further understand that the benefits paid to me are valued based on a single life annuity payable to me commencing on the first day of the month after I attain age 65.  All other forms of benefit are actuarially equivalent to a single life annuity based on assumptions set forth in the Agreement.

I hereby elect the form of distribution as indicated below (check appropriate boxes):

Section 2.1 of the Agreement — Normal Retirement Benefit

☐                         Equal monthly installments over a period of 10 years commencing on the first day of the month after the date that is six months following my separation from service after attaining age 65.

☐                         Equal monthly installments over a period of 15 years commencing on the first day of the month after the date that is six months following my separation from service after attaining age 65.

☐                         Single lump sum payment on the first day of the month after the date that is six months following my separation from service after attaining age 65.

☐                         Single life annuity commencing on the first day of the month after the date that is six months following my separation from service after attaining age 65.

☐                        Joint and 50% survivor annuity commencing on the first day of the month after the date that is six months following my separation from service after attaining age 65.

☐                        Joint and 100% survivor annuity commencing on the first day of the month after the date that is six months following my separation from service after attaining age 65.

Section 2.2 of the Agreement — Early Termination Benefit

☐                        Equal monthly installments over a period of 10 years commencing on the first day of the month after the later of (a) six months following my separation from service or (b) my attainment of age 65.

☐                        Equal monthly installments over a period of 15 years commencing on the first day of the month after the later of (a) six months following my separation from service or (b) my attainment of age 65.

☐                        Single lump sum payment on the first day of the month after the later of (a) six months following my separation from service or (b) my attainment of age 65.

☐                         Single life annuity commencing on the first day of the month after the later of (a) six months following my separation from service or (b) my attainment of age 65.

☐                        Joint and 50% survivor annuity commencing on the first day of the month after the later of (a) six months following my separation from service or (b) my attainment of age 65.

☐                        Joint and 100% survivor annuity commencing on the first day of the month after the later of (a) six months following my separation from service or (b) my attainment of age 65.

Section 2.4. of the Agreement — Change-in-Control Benefit

☐                        Equal monthly installments over a period of 10 years commencing on the first day of the month after I attain age 65, or six months after my separation from service, if later.

☐                        Equal monthly installments over a period of 10 years commencing on the first day of the month after the date that is six months following my Involuntary Termination of Employment or Termination for Good Reason within 36 months after the Change in Control.

☐                        Equal monthly installments over a period of 15 years commencing on the first day of the month after I attain age 65, or six months after my separation from service, if later.

☐                        Equal monthly installments over a period of 15 years commencing on the first day of the month after the date that is six months following my Involuntary Termination of Employment or Termination for Good Reason within 36 months after the Change in Control.

☐                         Single lump sum payment the first day of the month after I attain age 65, or six months after my separation from service, if later.

☐                        Single lump sum payment on the first day of the month after the date that is six months following my Involuntary Termination of Employment or Termination for Good Reason within 36 months after the Change-in-Control.

I have read and understand the Agreement and this benefit election form.

Dated	Signature

RECEIPT ACKNOWLEDGED:
CENTRAL PACIFIC FINANCIAL CORP.

Dated	By
Its

2

EXHIBIT B
CENTRAL PACIFIC FINANCIAL CORP.
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
FOR BLENN A. FUJIMOTO

BENEFICIARY DESIGNATION FORM

Executive’s Name
Address
Social Security	Birth Date

As the Executive under the above-named agreement (“Agreement”), I hereby acknowledge that, in accordance with the right granted to me under the Agreement to designate and redesignate the beneficiary or beneficiaries to receive a death or survivor benefit, if any, in the event of my death, I hereby designate the following beneficiaries to receive such benefit in the order of priority as indicated:

Primary Beneficiary:

Full name:
Street address:
City/State/Zip code:
Social Security Number:
Relationship to me:

Contingent Beneficiary (i.e., my designated beneficiary in the event my primary beneficiary predeceases me):

Full name:
Street address:
City/State/Zip code:
Social Security Number:
Relationship to me:

I understand that I may change these beneficiary designations by filing a new written designation with the Company.  I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved. I understand that any beneficiary designation or change in beneficiary designation is not valid unless received by the Company prior to my death.

Dated	Signature

RECEIPT ACKNOWLEDGED:
CENTRAL PACIFIC FINANCIAL CORP.

Dated	By
Its

EXHIBIT C
CENTRAL PACIFIC FINANCIAL CORP.
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
FOR BLENN A. FUJIMOTO

ASSUMPTIONS

Section 2.1.1(a)(i) Offset Assumptions

For purposes of determining the projected offset in Section 2.1.1(a)(i) to the Executive’s Normal Retirement Date, the Plan assumes 7% annual earnings on the aggregate account balance (determined on the date of the Executive’s Separation from Service) attributable to employer contributions under all defined contribution retirement plans.